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                                                                    EXHIBIT 99.2

                           MORGAN STANLEY DEAN WITTER
                               CREDIT CORPORATION

                              Michael J. Gillespie
                              Accounting Director

                             Officer's Certificate

Pursuant to the Servicing Agreement between Morgan Stanley Dean Witter Credit Corporation, formerly known as NOVUS Financial Corporation, as seller and servicer (referred to herein in such capacity as the "Servicer"), and Redwood Trust HELOC 2004-1, the undersigned, hereby states that:

      (1) A review of the activities of the Servicer and of its performance under the Servicing Agreement during the fiscal year ended November 30,2004 has been made under my supervision; and

      (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                                MORGAN STANLEY DEAN WITTER
                                                CREDIT CORPORATION

                                                By /s/ Douglas J. Bush
                                                   -----------------------------
                                                   Douglas J. Bush

                                                Title Director

                                                Dated as of December 31, 2004

                                                By /s/ David Bianucci
                                                   -----------------------------
                                                   David Bianucci

                                                Title Vice President

                                                Dated as of December 31, 2004

    2500 Lake Cook Road 1 East, Rirerwoods, Illinois 60015 Tel (224)405-1903

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                           MORGAN STANLEY DEAN WITTER
                               CREDIT CORPORATION

                              Michael J. Gillespie
                              Accounting Director

                             OFFICERS CERTIFICATION

We, John Schmitz and David Bianucci, certify to the Trustee, Securities Administrator, Assignor, Assignee and Master Servicer that:

      (i) Based on our knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by file Annual Statement of Compliance and the Annual Independent Public Accountant's Servicing Report;

      (ii) Eased on our knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under this Servicing Agreement has been provided to the Master Servicer,

      (iii) We are responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant's Uniform Single Attestation Program for Mortgage Bankers Report-submitted to the Master Servicer, the Servicer has, as of the date of this certification, fillfilled its obligations under this Servicing Agreement; and

      (iv) We have disclosed to the Mister Servicer all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

      Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreements.

      By: /s/ DAVID BIANUCCI         2-25-05
          ------------------
      Title: Vice President          Date

      By: /s/ JOHN SCHMITZ           2-24-05
          ----------------
      Title: Director                Date

     2500 Cook Road, 1 East, Riverwoods, illinois 60015 Tel (224) 405-1903